EXHIBIT 10.13

ESCROW AGREEMENT

THIS AGREEMENT (this “Agreement”) is made this September 28, 2023 by and among Gamer Pakistan Inc. (the “Issuer”), the Underwriter whose name and address appears on the Information Sheet (as defined herein) attached to this Agreement and Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004 (the “Escrow Agent”). Capitalized term used herein and not otherwise defined herein shall have the respective meaning set forth in the Underwriting Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement (the “Registration Statement”) covering a proposed public offering of its common shares (the “Securities”);

WHEREAS, the Underwriter proposes, pursuant to the terms of the Registration Statement and that certain Underwriting Agreement, dated as of September 28th, 2023 (the “Effective Date”), by and between the Underwriter and the Issuer (the “Underwriting Agreement”) to offer the Securities, as agent for the Issuer, for sale in an initial public offering of the Company’s securities to the public on a firm commitment basis (the “Offering”);

WHEREAS, the Registration Statement contemplates the execution and delivery of this Agreement and the deposit by Issuer with the Escrow Agent of $400,000 (the “Escrow Amount”) in order to provide source of funding for certain indemnification obligations of Issuer as described in the Registration Statement and the Underwriting Agreement, and the parties hereto wish such deposit to be subject to the terms and conditions set forth herein and in the Underwriting Agreement; and

WHEREAS, the Issuer and the Underwriter propose to establish an escrow account (the “Escrow Account”), to which the Escrow Amount is be credited, and the Escrow Agent is willing to establish the Escrow Account and the terms thereof are subject to the conditions hereinafter set forth.

NOW, THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”).

2.	Establishment of the Bank Account.

2.1  The Escrow Agent shall establish an interest-bearing bank account at the branch of JP Morgan Chase (the “Bank”) selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Bank Account”). The purpose of the Bank Account is for (a) the deposit of the Escrow Amount by the Issuer to the Escrow Agent, (b) the holding of the Escrow Amount and (c) the disbursement of the Escrow Amount, all as described herein.

3.	Deposits to the Bank Account.

3.1  The Issuer shall, upon execution of this Agreement, deliver to the Escrow Agent, by wire transfer in accordance with the wire transfer instructions set forth on the Information Sheet, the Escrow Amount. Upon the Escrow Agent’s receipt of the Escrow Amount, it shall be credited to the Escrow Account.

3.2  Promptly after receiving the Escrow Amount as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. The Escrow Agent shall cause the Bank to process the Escrow Amount for collection through the banking system.

4.	Disbursement from the Bank Account.

4.1  Promptly following the date that is 24 months after the Effective Date of the Underwriting Agreement, the Escrow Agent shall, based on a Joint Release Instruction (as defined herein), pay to the Issuer (subject to withholding as applicable) any remaining balance of funds in the Escrow Account that the Escrow Agent is not required to retain in the Escrow Account because such amount is the subject of one or more notices from the Underwriter to the Issuer that the Underwriter is making a claim for indemnification under Section 5 of the Underwriting Agreement (“Claim Notice”), such notice, if any, having been delivered by the Underwriter to the Issuer. The Underwriter shall provide a copy of any and all Claim Notices to the Escrow Agent at such time as to enable the Escrow Agent to comply with this section.

4.2  In the event that the Underwriter delivers a Claim Notice demanding indemnity in accordance with Section 5 of the Underwriting Agreement on or prior to the day that is that is 24 months after the Effective Date of the Underwriting Agreement, as applicable, the Escrow Agent shall continue to hold in escrow and shall not release, an amount of funds then held in escrow equal to the amount claimed by the Underwriter which is payable to the Underwriter in accordance with the terms of Section 5 of the Underwriting Agreement (but not in any event in excess of the Escrow Amount). The portion of the Escrow Account in excess of the amount not subject to a claim notice from the Underwriter to the Issuer shall be released by the Escrow Agent as specified in Section 4.1 (as may be applicable). With respect to the amounts specified in any such Claim Notices, the Escrow Agent shall promptly disburse funds from the Escrow Account within three (3) Business Days (as defined herein) after delivery to the Escrow Agent of: (i) a Joint Release Instruction, as may be directed in such Joint Release Instruction; or (ii) if the Underwriter and the Issuer are unable for any reason to issue a Joint Release Instruction (including in any case in which the Underwriter and the Issuer are unable to agree on the terms of a Joint Release Instructions), within ten (10) Business Days following the request of a party to issue such Joint Release Instruction, as specified in the terms of a Final Determination (as defined herein).

4.3  For purposes of this Agreement: (a) “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks located in New York, New York, are obligated or authorized by applicable law to remain closed for business; (b) “Final Determination” means a final non-appealable order of any court of competent jurisdiction which may be issued, together with (A) a certificate of the prevailing party to the effect that such judgment is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing party; and (c) “Joint Release Instruction” means a joint written instruction of the Underwriter and the Issuer which is executed by the Underwriter and the Issuer, to the Escrow Agent directing the Escrow Agent to disburse all or a portion of the Escrow Fund, as applicable.

4.4  Upon disbursement of the Escrow Amount pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Escrow Amount.

5.	Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1  The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Underwriting Agreement or any other agreement between the Underwriter and the Issuer nor shall the Escrow Agent be responsible for the performance by the Underwriter or the Issuer of their respective obligations under this Agreement.

5.2  The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity or any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.3  If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amount which, in its sole determination, are in conflict either with other, instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amount or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Escrow Amount with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Escrow Amount with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

5.4  The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing.

5.5  The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amount or any part thereof or to file any statement under the Uniform Commercial Code with respect to the Escrow Amount or any part thereof.

6.	Amendment; Resignation.

6.1  This Agreement may be altered or amended only with the written consent of the Issuer, the Underwriter and the Escrow Agent.

6.2  The Escrow Agent may resign for any reason upon thirty (30) business days’ written notice to the Issuer and the Underwriter. Should the Escrow Agent resign as herein provided, it shall not be required to make any disbursement or otherwise dispose of the Escrow Amount, but its only duty shall be to hold the Escrow Amount until they clear the banking system for a period of not more than five (5) Business Days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer, the Underwriter and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Escrow Amount, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer, the Underwriter and a successor escrow agent, then the resigning Escrow Agent shall promptly deposit the Escrow Amount with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Escrow Amount with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Underwriter for any actual and reasonable expenses incurred in connection with its resignation, transfer of the Escrow Amount to a successor escrow agent or distribution of the Escrow Amount pursuant to this Section 6.

7.	Representations and Warranties. The Issuer and the Underwriter hereby jointly and severally represent and warrant to the Escrow Agent that:

7.1  No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amount or any part thereof.

7.3  Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of the Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8.	Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Underwriter jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. Upon receipt of the Escrow Amount, the Escrow Agent shall have a lien thereupon to the extent of its fees for services as Escrow Agent.

9.	Indemnification and Contribution.

9.1  The Issuer and the Underwriter (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “ Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought by a third party against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2  If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3  The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Escrow Amount, resignation of the Escrow Agent or otherwise.

10.	Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

11.	Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer or the Underwriter, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

12.	Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

13.	Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

14.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THE ISSUER

By: /s/ Jim Knopf

Name: Jim Knopf

Title: Chief Executive Officer

THE UNDERWRITER

By: /s/ Richard Rappaport

Name: Richard Rappaport

Title: Founder and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /s/ Francis Wolf

Name: Francis Wolf

Title: Vice President

Escrow Agent Fees

Escrow Administration Fee for Interest-Bearing Account	$7,500.00
This Escrow fee covers all account set-up services (online “view only” access to the bank account is included), the review, negotiation of the agreement, KYC, OFAC and USA Patriot Act due diligence.

Claims Processed, per claim	$750.00

Out-of-pocket expenses	At cost
Out-of-pocket expenses when applicable will be billed at cost at the sole discretion of Continental Stock Transfer & Trust Company.

Extraordinary services	Market rate
Fees for services not specifically covered in this schedule will be billed in accordance with our prevailing rates for such services.

Assumptions

This proposal is based upon the following assumptions with respect to the role of administrative agent. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind this proposal.

●	The period of this Escrow Agreement is 24 months.
●	Continental will be provided W-9/appropriate W-8 forms and payment instructions for disbursements.

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Issuer
Name: Gamer Pakistan, Inc.
Address: 35 E Horizon Ridge Pkwy, Ste 110-481 Henderson, NV 89002-7906

Tax Identification Number:
87-3732146

2.	The Placement Agent
Name: WestPark Capital, Inc.
Address: 1800 Century Park East, Suite 220, Los Angeles, CA 90067

3.	The Securities
This is our initial public offering. We are offering 1,700,000 shares of our common stock, par value $0.0001 per share, and the selling stockholders identified herein as the Selling Stockholders are offering up to 1,706,329 shares of our common stock (the “Selling Stockholder Shares”). The public offering price of our common stock is $4.00 per share.

4.	Minimum Amounts and Conditions Required for Disbursement of the Escrow Account Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer: NA

5.	Plan of Distribution of the Securities We are registering the Selling Stockholder Shares to permit the resale of the Selling Stockholder Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares. We will pay all expenses (other than discounts, commissions, and transfer taxes, if any) relating to the registration of the Selling Stockholder Shares in the registration statement of which this prospectus forms a part. The Selling Stockholder Shares will not be sold through Westpark in this initial public offering.

6.	Title of Escrow Account:
“CST&T AAF __________________

7.	Escrow Agent Fees and Charges
$7,500 due at first closing. Up to two additional closings are included in the initial offering period at no additional cost. The Escrow Agent shall be paid a fee of $1,000.00 for each additional closing over the allocation of three in the Initial Offering Period or any closing after the expiration of the Initial Offering Period. (Note: $250.00 online “view only” access to the bank account is included). A fee of $1,000 will be payable for document review services related to each amendment/extension to the Escrow

Agreement. A fee of $5,000.00 will be charged if the escrow agreement is terminated and or for any reason the deposited funds are required to be returned to the investors.

Distribution charges:
$50.00 per wire

8.	Wiring Instructions

Gamer Pakistan, Inc.
Bank Name:	Bank of America
Bank Address:	620 Camino Del Los Mares, San Clemente, CA 92673
ABA:	026009593
Account Number:	2910 3766 9582
SWIFT Code:	BOFAUS3N